As filed with the Securities and Exchange Commission on February 1, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Facebook, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1665019
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Facebook, Inc.

1601 Willow Road

Menlo Park, California 94025

(650) 308-7300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2012 Equity Incentive Plan

(Full Title of the Plan)

David A. Ebersman

Chief Financial Officer

Facebook, Inc.

1601 Willow Road

Menlo Park, California 94025

(650) 308-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter, Esq. James D. Evans, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Theodore W. Ullyot, Esq. David W. Kling, Esq. Michael L. Johnson, Esq. Facebook, Inc. 1601 Willow Road Menlo Park, California 94025 (650) 308-7300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.000006 par value per share
—2012 Equity Incentive Plan	25,385,520(2)	$30.105(3)	$764,231,079.60	$104,241.12
TOTAL	25,385,520		$764,231,079.60	$104,241.12

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.
(2)	Represents additional shares of Class A common stock that are reserved for issuance under the Registrant’s 2012 Equity Incentive Plan (the “2012 Plan”) and that are being registered in order to correct an inadvertent omission with respect to the aggregate number of shares of the Registrant’s Class A common stock reserved for issuance under the 2012 Plan as set forth in the Fee Table (and the footnotes thereto) on the Form S-8 (File No. 333-181566) filed by the Registrant with the Securities and Exchange Commission on May 21, 2012.
(3)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on January 31, 2013.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Facebook, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 25,385,520 additional shares of Class A common stock that are reserved for issuance under the Registrant’s 2012 Equity Incentive Plan (the “2012 Plan”) in order to correct an inadvertent omission with respect to the aggregate number of shares of the Registrant’s Class A common stock reserved for issuance under the 2012 Plan as set forth in the Fee Table (and the footnotes thereto) on the Form S-8 (File No. 333-181566) filed by the Registrant with the Commission on May 21, 2012 (the “May 2012 S-8”). The Registrant has not increased its previously disclosed available share reserve under the 2012 Plan. This Registration Statement hereby incorporates by reference the contents of the May 2012 S-8. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K filed with the Commission on February 1, 2013;

(b)	the Registrant’s Registration Statement on Form S-8 (File No. 333-181566) filed with the Commission on May 21, 2012; and

(c)	the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35551) filed with the Commission on May 14, 2012, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

As of the date of this Registration Statement, attorneys of Fenwick & West LLP beneficially own an aggregate of approximately 7,277 shares of the Registrant’s capital stock.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	000-35551	3.1	July 31, 2012

4.2	Amended and Restated Bylaws of the Registrant.	10-Q	000-35551	3.2	July 31, 2012

4.3	Form of Registrant’s Class A common stock certificate.	S-1	333-179287	4.1	February 8, 2012

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2012 Equity Incentive Plan, as amended.	10-K	000-35551	10.4(A)	February 1, 2013

99.2	2012 Equity Incentive Plan forms of award agreements.	10-Q	000-35551	10.2	July 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 1st day of February 2013.

FACEBOOK, INC.

By:	/S/ MARK ZUCKERBERG
Mark Zuckerberg Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby constitute and appoint David A. Ebersman, Chief Financial Officer, and Theodore W. Ullyot, Vice President, General Counsel and Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARK ZUCKERBERG Mark Zuckerberg	Chairman and Chief Executive Officer (Principal Executive Officer)	February 1, 2013

/S/ DAVID A. EBERSMAN David A. Ebersman	Chief Financial Officer (Principal Financial Officer)	February 1, 2013

/S/ DAVID M. SPILLANE David M. Spillane	Chief Accounting Officer (Principal Accounting Officer)	February 1, 2013

/S/ MARC L. ANDREESSEN Marc L. Andreessen	Director	February 1, 2013

/S/ ERSKINE B. BOWLES Erskine B. Bowles	Director	February 1, 2013

/S/ JAMES W. BREYER James W. Breyer	Director	February 1, 2013

/S/ DONALD E. GRAHAM Donald E. Graham	Director	February 1, 2013

/S/ REED HASTINGS Reed Hastings	Director	February 1, 2013

/S/ SHERYL K. SANDBERG Sheryl K. Sandberg	Director	February 1, 2013

/S/ PETER A. THIEL Peter A. Thiel	Director	February 1, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	000-35551	3.1	July 31, 2012

4.2	Amended and Restated Bylaws of the Registrant.	10-Q	000-35551	3.2	July 31, 2012

4.3	Form of Registrant’s Class A common stock certificate.	S-1	333-179287	4.1	February 8, 2012

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2012 Equity Incentive Plan, as amended.	10-K	000-35551	10.4(A)	February 1, 2013

99.2	2012 Equity Incentive Plan forms of award agreements.	10-Q	000-35551	10.2	July 31, 2012